File Pursuant to Rule 433(d) - Registration No. 333-132108

Nomura Asset Acceptance Corporation
Alternative Loan Trust, Series 2006-AR3
Issuing Entity

Mortgage Pass-Through Certificates,
Series 2006-AR3

$483 Million (+/- 10%)
(Approximate)

Free Writing Prospectus
September 19, 2006

Nomura Asset Acceptance Corporation
Depositor
Commission File Number: 333-132108

Goldman, Sachs & Co

Recipients must read the information contained in the Information Statement on page 2. Do not use or rely on this information if you have not received or reviewed the Information Statement. If you have not received the Information Statement, call your Underwriter account representative for another copy. This Free Writing Prospectus supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in any subsequently distributed free writing prospectus. Each Underwriter is acting as underwriter/placement agent and not as an agent for the Depositor in connection with the proposed transaction.

NAAC 2006-AR3	Free Writing Prospectus	September 19, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling collect 1-212-667-2316.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

INFORMATION STATEMENT

The information set forth herein (the “Free Writing Prospectus”), together with any accompanying information, may be based only on a statistical sample of the Mortgage Loans (defined below) (the “Statistical Pool”) expected to be included in the trust on the Closing Date (defined below). In addition, certain Mortgage Loans contained in the Statistical Pool may be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date (the “Final Pool”). The Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Statistical Pool will be larger than the Final Pool, and the aggregate principal balances of the Mortgage Loans in the Final Pool will be reduced from the Statistical Pool as described in this Free Writing Prospectus. Although Nomura Securities International, Inc. and Goldman, Sachs & Co. believe the information with respect to the Statistical Pool will be representative of the Final Pool (except with respect to the aggregate principal balance of the Mortgage Loans, as described above), the collateral characteristics of the Final Pool may nonetheless vary from the collateral characteristics of the Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

STRUCTURAL SUMMARY

All dollar amounts, percentages and other numerical information contained in this Free Writing Prospectus are subject to a permitted variance of plus or minus 10%.

Structure Overview(1)
Class	Initial Principal Balance ($)(2)	Coupon Type	Pricing Speed	WAL (years)(3)	Principal Window (months)(3)	Expected Rating (S&P/Moody's)(4)	Certificate Margin (%)(5)
A-1A	99,000,000	Floating(6)	30% CPR	2.42	1 - 78	AAA/Aaa	[ ]
A-1B	11,000,000	Floating(6)	30% CPR	2.42	1 - 78	AAA/Aaa	[ ]
A-2	203,322,000	Floating(6)	30% CPR	1.00	1 - 27	AAA/Aaa	[ ]
A-3	55,101,000	Floating(6)	30% CPR	2.85	27 - 44	AAA/Aaa	[ ]
A-4A	79,338,000	Floating(6)	30% CPR	5.44	44 - 78	AAA/Aaa	[ ]
A-4B	8,815,000	Floating(6)	30% CPR	5.44	44 - 78	AAA/Aaa	[ ]
M-1	11,688,000	Floating(6)	30% CPR	4.44	38 - 78	AA/Aa2	[ ]
M-2	5,357,000	Floating(6)	30% CPR	4.42	37 - 78	AA-/A1	[ ]
M-3	4,383,000	Floating(6)	30% CPR	4.40	37 - 78	A/A3	[ ]
M-4	2,435,000	Floating(6)	30% CPR	4.33	37 - 78	A-/Baa1	[ ]
M-5	2,678,000	Floating(6)	30% CPR	4.02	37 - 69	BBB/Baa3	[ ]

(1)	Calculations contained herein based on the Closing Date.
(2)	Approximate. Subject to a permitted variance of plus or minus 10%.
(3)	Run to the 10% optional termination at the Pricing Speed.
(4)	Final class sizes and ratings may vary and will be contingent on the Final Pool, excess spread and other structural attributes.
(5)
Represents the Certificate Margin applicable to the related class on or prior to the first possible optional termination date. After the first optional termination date, the Certificate Margin applicable to each class of Offered Certificates will equal the lesser of (a) two times the Certificate Margin shown or (b) 0.50% plus the Certificate Margin shown.

(6)
The pass-through rate for each of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4A, Class A-4B, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates for each Distribution Date is a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related Certificate Margin, (ii) the Net Funds Cap, (iii) the related Hard Cap Rate and (iv) the Maximum Interest Rate (actual/360, zero-day delay).

TRANSACTION SUMMARY

Title of Series:	Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AR3
Cut-off Date:	September 1, 2006
Closing Date:	On or about September 29, 2006
Depositor:	Nomura Asset Acceptance Corporation
Underwriters:	Nomura Securities International, Inc. and Goldman, Sachs & Co.
Sponsor:	Nomura Credit & Capital, Inc.
Master Servicer and Securities Administrator:	Wells Fargo Bank, N.A.
Originators:
The principal originators of the Mortgage Loans are Metrocities Mortgage, LLC, with respect to approximately 17.89% of the Mortgage Loans, Alliance Bancorp, with respect to approximately 14.03% of the Mortgage Loans, Wachovia Mortgage Corporation (“Wachovia”), with respect to approximately --13.34% of the Mortgage Loans and Silver State Mortgage, with respect to approximately 13.04% of the Mortgage Loans. The remainder of the Mortgage Loans was originated by various originators, none of which originated 10% or more of the Mortgage Loans.

Servicers:
With respect to approximately 13.34% of the Mortgage Loans, Wachovia. With respect to approximately 86.66% of the Mortgage Loans, initially, GMAC Mortgage Corporation (“GMACM”, together with Wachovia, the “Servicers”). The Sponsor will retain the right to appoint a successor servicer to GMACM.

Trustee:	HSBC Bank USA, National Association
Custodian:	Wells Fargo Bank, N.A.
Credit Risk Manager:
Portfolio Surveillance Analytics, LLC, as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to each Servicer regarding certain delinquent and defaulted Mortgage Loans serviced by such Servicer. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by each Servicer in performing its advisory and monitoring functions.

Swap Provider:	ABN AMRO Inc.
Type of Offering:	The Offered Certificates will be offered from time to time in negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.
Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.
Minimum Denomination:	For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof.
Distribution Date:	The 25th day of each calendar month beginning in October 2006, or if such day is not a business day, then the following business day.
Record Date:
For each class of Offered Certificates and for any Distribution Date, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form; otherwise the Record Date shall be the last business day of the month preceding the month in which such Distribution Date occurs.

Last Scheduled Distribution Date:
The Distribution Date in October 2036 will be the last scheduled Distribution Date for the Offered Certificates. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date.

Certificate Designations:
Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4A and Class A-4B Certificates, together with one or more additional classes of certificates of comparable rating or payment priority (together, the “Senior Certificates”).

Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, (collectively, the “Mezzanine Certificates”, together, with the Senior Certificates, the “Offered Certificates”).
Only the Offered Certificates are publicly offered hereby.
Additional Classes:
The Class P, Class X and one or more classes of residual certificates will not be publicly offered. Any information with regard to said classes is only provided to enhance the understanding of the Offered Certificates.

Due Period:
For any Distribution Date, the period commencing on the second day of the month preceding the calendar month in which such Distribution Date occurs and ending at the close of business on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and the Mortgage Loans serviced by (i) GMACM, the 14th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 13th day of the month in which the Distribution Date occurs and (ii) Wachovia, the prior calendar month.

Interest Accrual Period:
The Interest Accrual Period for the Offered Certificates and any Distribution Date will be the period commencing on the immediately preceding Distribution Date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. Calculations of interest on the Offered Certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) in the trust and thereby effect early retirement of the Offered Certificates if on such Distribution Date the aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of such Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Legal Investment:	It is anticipated that the Senior Certificates and Class M-1 Certificates will be SMMEA eligible.
ERISA Eligibility:
It is anticipated that the Offered Certificates may be purchased by plans subject to ERISA or section 4975 of the Code. However, for so long as the Interest Rate Swap Agreement is in effect, prospective plan purchasers must be eligible under one or more investor-based exemptions. Prospective purchasers should consult their own counsel.

Taxation - REMIC:
For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The Offered Certificates (exclusive of any right of the Offered Certificates to receive payments from the Basis Risk Shortfall reserve account in respect of any Basis Risk Shortfall or the supplemental interest trust, or the obligation to make payments to the supplemental interest trust) will represent beneficial ownership of “regular interests” in the related REMIC.

The residual certificates will represent the beneficial ownership of a “residual interest” in one or more REMICs.
Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.
Ratings:
The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) with the ratings indicated in the table on page 3 of this Free Writing Prospectus. The Offered Certificates may be rated by additional rating agencies.

Credit Enhancement Structure:
With respect to the Offered Certificates, subordination, excess spread and overcollateralization. Furthermore, the Class A-1A Certificates are “super senior” to the Class A-1B Certificates, because the Class A-1B Certificates are allocated the pro rata portion of realized losses incurred on the Mortgage Loans which would otherwise be allocable to the Class A-1A Certificates after the certificate principal balances of the Mezzanine Certificates have been reduced to zero and thereby provide additional protection to the Class A-1A Certificates, and the Class A-4A Certificates are “super senior” to the Class A-4B Certificates, because the Class A-4B Certificates are allocated the pro rata portion of realized losses incurred on the Mortgage Loans which would otherwise be allocable to the Class A-4A Certificates after the certificate principal balances of the Mezzanine Certificates have been reduced to zero and thereby provide additional protection to the Class A-4A Certificates.

Interest Rate Swap Agreement:
The Offered Certificates will also have the benefit of an Interest Rate Swap Agreement. Payments under the Interest Rate Swap Agreement will be available to cover principal and interest losses allocated to the Offered Certificates, restore or maintain overcollateralization at the required level and pay Basis Risk Shortfalls. The Trustee will enter into the Interest Rate Swap Agreement with the Swap Provider on the Closing Date. Under the Interest Rate Swap Agreement, on the Distribution Date beginning in October 2006 through the Distribution Date in September 2011 (i) the Securities Administrator (on behalf of a supplemental interest trust (the “Supplemental Interest Trust”) and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) 5.22% per annum and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the Interest Accrual Period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”) and will be substantially similar to the Scheduled Swap Notional Amount for each Distribution Date set forth in this Free Writing Prospectus in Annex A.

CREDIT ENHANCEMENT

Overcollateralization

The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Offered Certificates and certain fees and expenses of the trust and the Supplemental Interest Trust. This excess interest will be applied to pay principal on the Offered Certificates entitled to principal in order to create and maintain the required level of overcollateralization. This overcollateralization will be available to absorb losses on the Mortgage Loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to create and maintain the required level of overcollateralization or to absorb losses on the Mortgage Loans.

Overcollateralization Amount

With respect to any Distribution Date, the excess, if any, of (a) the aggregate loan balance of the Mortgage Loans for such Distribution Date over (b) the aggregate certificate principal balance of the Offered Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount on such Distribution Date).

Initial Overcollateralization Amount

As of the Closing Date, the Overcollateralization Amount will be equal to approximately 0.80% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Targeted Overcollateralization Amount

With respect to any Distribution Date prior to the Stepdown Date, approximately 0.80% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date. With respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) approximately 1.60% of the aggregate loan balance of the Mortgage Loans as of the last day of the related Due Period, and (b) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date. With respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Stepdown Date

With respect to the Offered Certificates, the earlier of (i) the date on which the aggregate certificate balances of the Senior Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date in October 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Offered Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 12.50%.

Credit Enhancement Percentage

Initial Expected Credit Enhancement Percentages
Class	Percent	Approximate Expected Initial Credit Enhancement* (%)	Approximate Expected Initial Target Credit Enhancement* (%)	Approximate Expected Target Credit Enhancement** (%)
A***	93.75	6.25	6.25	12.50
M-1	2.40	3.85	3.85	7.70
M-2	1.10	2.75	2.75	5.50
M-3	0.90	1.85	1.85	3.70
M-4	0.50	1.35	1.35	2.70
M-5	0.55	0.80	0.80	1.60

* Prior to the Stepdown Date, based on the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

** After the Stepdown Date, based on the aggregate loan balance of the Mortgage Loans as of such date of determination.

*** Refers to the Senior Certificates collectively.

Note: Final class sizes and credit enhancement levels subject to change based on final rating agency requirements.

Triggers

A Trigger Event will occur for any Distribution Date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 40.00% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative realized losses as a percentage of the original aggregate loan balance of the Mortgage Loans on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
October 2008 - September 2009	0.25%*
October 2009 - September 2010	0.60%*
October 2010 - September 2011	1.05%*
October 2011 - September 2012	1.50%*
October 2012 and thereafter	1.80%

*The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Rolling Three Month Delinquency Rate

With respect to any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Delinquency Rate

With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate loan balance of the Mortgage Loans 60 or more days delinquent (including all Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance of the Mortgage Loans as of the close of business on the last day of such month.

Subordination and Allocation of Losses on the Offered Certificates

The Senior Certificates will have a payment priority over the Mezzanine Certificates. Each class of Mezzanine Certificates will be subordinate to each other class of Mezzanine Certificates with a higher payment priority. Losses on the Mortgage Loans will first reduce the available excess interest and then reduce the Overcollateralization Amount. If there is no overcollateralization at that time, losses on the Mortgage Loans will be allocated to the Mezzanine Certificates, in the reverse order of their priority of payment, until the certificate principal balance of each such class has been reduced to zero. The initial subordination amount for the Senior Certificates will be approximately 6.25% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date. In addition, once the Mezzanine Certificates have been reduced to zero, any subsequent Realized Losses on the Mortgage Loans will be allocated concurrently to the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4A and Class A-4B Certificates, on a pro rata basis, until the certificate principal balance of each such class has been reduced to zero; provided, however, that, so long as the Class A-1B Certificates remain outstanding, the pro rata allocation to the Class A-1B Certificates shall be based on the aggregate certificate principal balance of the Class A-1A Certificates and the Class A-1B Certificates, and, so long as the Class A-4B Certificates remain outstanding the pro rata allocation to the Class A-4B Certificates shall be based on the aggregate certificate principal balance of the Class A-4A Certificates and the Class A-4B Certificates. Realized Losses will not be allocated to the Class A-1A Certificates until the certificate principal balance of the Class A-1B Certificates has been reduced to zero and Realized Losses will not be allocated to the Class A-4A Certificates until the certificate principal balance of the Class A-4B Certificates has been reduced to zero.

Realized Losses on the Mortgage Loans will be allocated in the following order, first, to the Class M-5 Certificates, until the certificate principal balance thereof has been reduced to zero; second, to the Class M-4 Certificates, until the certificate principal balance thereof has been reduced to zero; third, to the Class M-3 Certificates, until the certificate principal balance thereof has been reduced to zero; fourth, to the Class M-2 Certificates, until the certificate principal balance thereof has been reduced to zero; fifth, to the Class M-1 Certificates, until the certificate principal balance thereof has been reduced to zero; and sixth, concurrently to the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4A and Class A-4B Certificates, on a pro rata basis, until the certificate principal balance of each such class has been reduced to zero; provided, however, that, so long as the Class A-1B Certificates remain outstanding, such pro rata allocation to the Class A-1B Certificates shall be based on the aggregate certificate principal balance of the Class A-1A Certificates and the Class A-1B Certificates, and, so long as the Class A-4B Certificates remain outstanding such pro rata allocation to the Class A-4B Certificates shall be based on the aggregate certificate principal balance of the Class A-4A Certificates and the Class A-4B Certificates.

Realized Loss

Is (a) for any defaulted Mortgage Loan, the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the Net Liquidation Proceeds with respect thereto, (b) for any Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of such Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Mortgage Loan, discounted monthly at the applicable Mortgage Rate. To the extent a Servicer receives Subsequent Recoveries with respect to any Mortgage Loan serviced by such Servicer, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the certificate principal balance of any class of certificates on any Distribution Date.

Subsequent Recoveries

Shall mean the amounts recovered by a Servicer (net of reimbursable expenses) with respect to a defaulted Mortgage Loan serviced by such Servicer with respect to which a Realized Loss was incurred, after the liquidation or disposition of such Mortgage Loan.

Interest Rate Swap Agreement

The Offered Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by the Swap Provider commencing on the Distribution Date in October 2006 and terminating on the Distribution Date in September 2011.

HSBC Bank USA, National Association, as Supplemental Interest Trust Trustee, will enter into the Interest Rate Swap Agreement with, the Swap Provider. The Supplemental Interest Trust Trustee will appoint Wells Fargo Bank, N.A. as Securities Administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust, whether payable by or to the Swap Provider pursuant to the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) 5.22% per annum and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the Interest Accrual Period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”) and will be substantially the same as the Scheduled Swap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Swap Agreement set forth in this Free Writing Prospectus on Annex A.

On each Distribution Date, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment, the Swap Provider will make a net swap payment (“Net Swap Payment”) to the Securities Administrator on behalf of the Supplemental Interest Trust, and any such Net Swap Payment will be deposited into a reserve fund and will be available for distribution to the Offered Certificates in respect of any related shortfall amounts, to the extent described herein. If, on any Distribution Date, the Net Swap Payment made by the Swap Provider exceeds the related shortfall amounts payable to the Offered Certificates, such excess will be distributed to the Class X Certificates.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator or the Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a swap termination payment to the Swap Provider, the trust will be required to make a payment to the Securities Administrator in the same amount (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which amount will be paid by the trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the Offered Certificates, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), for which payments by the trust to the Securities Administrator will be subordinated to all distributions to the Offered Certificates.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders.

•	Any Net Swap Payment deposited to the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date as follows:

(1)
to the Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(2)
to the Mezzanine Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(3)
to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount after taking into account distributions made pursuant to clause 1) A) under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(4)
first, concurrently to the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4A and Class A-4B Certificates, on a pro rata basis based on the entitlement of each such class, and second, to the Mezzanine Certificates, in the order of the payment priority for each such class, any applicable Deferred Amounts (as defined herein), prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(5)
to the Senior Certificates, on a pro rata basis based on the entitlement of each such class, and then to the Mezzanine Certificates, on a sequential basis, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date; and

(6)	to the Class X Certificates as provided in the pooling and servicing agreement.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of losses and basis risk shortfalls.

DISTRIBUTIONS OF INTEREST ON THE OFFERED CERTIFICATES

Basis Risk Shortfall—With respect to the Offered Certificates and any Distribution Date, the sum of (1) the excess, if any, of the related Current Interest (calculated without regard to the Net Funds Cap) over the related Current Interest (as it may have been limited by the Net Funds Cap) for the applicable Distribution Date; (2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) One-Month LIBOR plus the applicable Certificate Margin, (y) the Maximum Interest Rate and (z) the Hard Cap Rate.

Carryforward Interest—With respect to each class of Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date; and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount paid in respect of interest on such class on the immediately preceding Distribution Date; and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate.

Current Interest—With respect to the Offered Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related certificate principal balance during the related Interest Accrual Period; provided, that as to each class of Certificates the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest.

Expense Fee Rate—With respect to each Mortgage Loan, the aggregate amount, calculated on a weighted average basis, of the annual rate at which the fee to the Servicers, the Master Servicer, the Credit Risk Manager and the rate at which the fee payable to any provider of lender paid mortgage insurance, if any, is calculated, which is, for a period of one full month, equal to one-twelfth of the product of (a) 26.80 basis points (0.268%) and (b) the outstanding principal balance of such Mortgage Loan.

Hard Cap Rate—With respect to the Offered Certificates, 11.00%.

Interest Remittance Amount—For any Distribution Date and the Offered Certificates generally the sum of (i) scheduled interest payments (other than payaheads) and advances on the Mortgage Loans for the related Due Period, the interest portion of payaheads previously received and intended for application in the related Due Period and the interest portion of all payoffs and curtailments received on the Mortgage Loans during the related Prepayment Period, less (x) the applicable expense fees with respect to the Mortgage Loans and (y) unreimbursed advances and other amounts reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Custodian, the Credit Risk Manager and the Trustee with respect to the Mortgage Loans as provided in the pooling and servicing agreement, to the extent allocable to interest, (ii) compensating interest, (iii) the portion of any substitution adjustment amount and purchase price paid with respect to the Mortgage Loans during the related Due Period, in each case allocable to interest and amounts paid in connection with an optional termination with respect to the Mortgage Loans, up to the amount of the interest portion of the par value for the Mortgage Loans and (iv) net liquidation proceeds and Subsequent Recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the Mortgage Loans during the related Due Period, to the extent allocable to interest.

Maximum Interest Rate—With respect to any Distribution Date and the Offered Certificates, an annual rate equal to the weighted average of the maximum mortgage rates of the Mortgage Loans as stated in the related mortgage notes, minus the weighted average Expense Fee Rate of the Mortgage Loans. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Monthly Excess Cashflow—With respect to any Distribution Date, the Monthly Excess Interest (as defined below), plus amounts applied pursuant to clauses I(H) and II(H) under “Distributions of Principal” in this Free Writing Prospectus.

Net Funds Cap—With respect to any Distribution Date and the Offered Certificates,  (a) a fraction expressed, as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for the Mortgage Loans and such Distribution Date, minus the sum of (x) any Net Swap Payment payable to the Swap Provider on such Distribution Date and (y) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date and (2) 12, and the denominator of which is the outstanding aggregate loan balance of the Mortgage Loans for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Interest Accrual Period.

Net Mortgage Rate—With respect to any Mortgage Loan, the interest rate set forth in the related mortgage note minus the sum of the Expense Fee Rate.

Optimal Interest Remittance Amount

With respect to any Distribution Date and the Offered Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the aggregate loan balance of the Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the Expense Fee Rate.

Distributions of Interest

The pass-through rates for the Offered Certificates are described on page 3 of this Free Writing Prospectus.

With respect to each Distribution Date, to the extent that a Basis Risk Shortfall exists for any class of Offered Certificates, such class will be entitled to the amount of such Basis Risk Shortfall. Such classes will be entitled to receive the amount of any Basis Risk Shortfall in accordance with the priority of payments described below under “Distribution of Monthly Excess Cashflow” and from available amounts on deposit in a reserve fund (the “Basis Risk Shortfall Reserve Fund”), if applicable. The source of funds on deposit in the Basis Risk Shortfall Reserve Fund will be limited to an initial deposit of $1,000 made on the Closing Date and amounts in respect of Monthly Excess Cashflow that would otherwise be paid on the Class X Certificates.

On each Distribution Date, the Interest Remittance Amount for such Distribution Date, to the extent of funds in the Distribution Account, will be paid in the following order of priority:

A)  to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

B)  to the Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and such Distribution Date;

C)  to the Class M-1 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

D)  to the Class M-2 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

E)  to the Class M-3 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

F)  to the Class M-4 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

G)  to the Class M-5 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

H)  for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any Interest Remittance Amount remaining after application pursuant to clauses (A) through (G) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

DISTRIBUTIONS OF PRINCIPAL ON THE OFFERED CERTIFICATES

Class A-1 Allocation Percentage - With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the sum of the certificate principal balances of the Class A-1A Certificates and the Class A-1B Certificates and the denominator of which is the aggregate certificate principal balance of all of the Senior Certificates, in each case for that Distribution Date.

Deferred Amount—With respect to the Offered Certificates and any Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the certificate principal balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and the amount by which the certificate principal balance of any such class has been increased due to the collection of Subsequent Recoveries.

Class M-1 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 92.30% and (ii) the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates and the Class M-1 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 94.50% and (ii) the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1 Certificates and Class M-2 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 96.30% and (ii) the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1, Class M-2 and Class M-3 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 97.30% and (ii) the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Class M-5 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 98.40% and (ii) the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Debt Service Reduction—Means a reduction in the amount of the monthly payment due on a Mortgage Loan as established by a bankruptcy court in a bankruptcy of the related mortgagor, except a reduction constituting a Deficient Valuation.

Deficient Valuation—With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the United States Bankruptcy Code.

Overcollateralization Deficiency Amount

With respect to any Distribution Date, will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate certificate principal balance of the Offered Certificates resulting from the payment of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount

For any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied on such Distribution Date in reduction of the aggregate certificate principal balance of the Offered Certificates, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Principal Payment Amount

For any Distribution Date and the Offered Certificates will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Principal Remittance Amount

For any Distribution Date, is equal to the sum of (i) the scheduled principal payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than Payaheads), including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans; and (iv) the principal portion of Payaheads previously received on the Mortgage Loans and intended for application in the related Due Period; less (v) amounts payable or reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodian or the Credit Risk Manager as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

Senior Enhancement Percentage—With respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate certificate principal balance of the Mezzanine Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such Distribution Date, and the denominator of which is the aggregate loan balance of the Mortgage Loans for such Distribution Date.

Senior Principal Payment Amount—For any Distribution Date and the Senior Certificates shall be, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the aggregate certificate principal balance of the Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 87.50% and (ii) the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Senior Sequential Allocation Percentage - With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the sum of the certificate principal balances of the Class A-2, Class A-3, Class A-4A and Class A-4B Certificates and the denominator of which is the aggregate certificate principal balance of all of the Senior Certificates, in each case for that Distribution Date.

Sequential Trigger Event—A Sequential Trigger Event is in effect on any Distribution Date if (i) before the 37th Distribution Date following the Closing Date, the aggregate amount of Realized Losses incurred during the period from the Cut-off Date through the last day of the related Due Period divided by the aggregate loan balance as of the Cut-off Date exceeds 0.60%, or (ii) on or after the 37th Distribution Date following the Closing Date, a Trigger Event is in effect.

Distribution of Principal

With respect to the Offered Certificates, the Principal Payment Amount will be paid on each Distribution Date as follows:

I. On each Distribution Date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

A)  to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) to the extent not paid from the Interest Remittance Amount on such Distribution Date;

B)  concurrently, to the Senior Certificates, in the following order of priority:

i.
to the Class A-1A Certificates and Class A-1B Certificates, the Class A-1 Allocation Percentage of the remaining Principal Payment Amount, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero; and

ii.	the Senior Sequential Allocation Percentage of the remaining Principal Payment Amount, sequentially, in the following order of priority:

1.	to the Class A-2 Certificates, until its certificate principal balance has been reduced to zero;

2.	to the Class A-3 Certificates, until its certificate principal balance has been reduced to zero; and

3.
concurrently, to the Class A-4A Certificates and the Class A-4B Certificates, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero; provided, however that, if a Sequential Trigger Event is in effect for such Distribution Date, principal distributions to the Class A-4A Certificates and Class A-4B Certificates pursuant to this clause (3) will be allocated first to the Class A-4A Certificates, until its certificate principal balance has been reduced to zero and then to the Class A-4B Certificates, until its certificate principal balance has been reduced to zero;

C)  to the Class M-1 Certificates, until its certificate principal balance has been reduced to zero;

D)  to the Class M-2 Certificates, until its certificate principal balance has been reduced to zero;

E)  to the Class M-3 Certificates, until its certificate principal balance has been reduced to zero;

F)  to the Class M-4 Certificates, until its certificate principal balance has been reduced to zero;

G)  to the Class M-5 Certificates, until its certificate principal balance has been reduced to zero;

H)  for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses I(A) and (G) above.

II. On each Distribution Date (x) on or after the Stepdown Date and (y) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

A)  to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)  concurrently, to the Senior Certificates, the Senior Principal Payment Amount, in the following order of priority:

i.
to the Class A-1A Certificates and Class A-1B Certificates, the Class A-1 Allocation Percentage of the Senior Principal Payment Amount, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero; and

ii.	the Senior Sequential Allocation Percentage of the Senior Principal Payment Amount, sequentially, in the following order of priority:

1.	to the Class A-2 Certificates, until its certificate principal balance has been reduced to zero;

2.	to the Class A-3 Certificates, until its certificate principal balance has been reduced to zero; and

3.
concurrently, to the Class A-4A Certificates and the Class A-4B Certificates, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero;

C)  to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

D)  to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

E)  to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

F)  to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

G)  to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

H)  for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses II(A) and (G) above.

The foregoing notwithstanding, on and after the Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero, distributions to the Senior Certificates will be allocated to the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4A and Class A-4B Certificates, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero; provided, however, that if a Sequential Trigger Event is in effect, principal distributions to the Class A-4A Certificates and Class A-4B Certificates will be allocated sequentially to the Class A-4A Certificates and Class A-4B Certificates, in that order, until their respective certificate principal balances have been reduced to zero.

Distribution of Monthly Excess Cashflow

On each Distribution Date, the Monthly Excess Cashflow will be distributed in the following order of priority:

1)  (A)until the aggregate certificate principal balance of the Offered Certificates equals the aggregate loan balance of the Mortgage Loans for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Offered Certificates, in the following order of priority:

i.	concurrently, to the Senior Certificates, in the following order of priority:

1.
to the Class A-1A Certificates and Class A-1B Certificates, the Class A-1 Allocation Percentage of the Monthly Excess Cashflow, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero; and

2.	the Senior Sequential Allocation Percentage of the Monthly Excess Cashflow, sequentially, in the following order of priority:

a.	to the Class A-2 Certificates, until its certificate principal balance has been reduced to zero;

b.	to the Class A-3 Certificates, until its certificate principal balance has been reduced to zero; and

c.
concurrently, to the Class A-4A Certificates and the Class A-4B Certificates, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero; provided, however that, if a Sequential Trigger Event is in effect for such Distribution Date, principal distributions to the Class A-4A Certificates and Class A-4B Certificates pursuant to this clause (c) will be allocated first to the Class A-4A Certificates, until its certificate principal balance has been reduced to zero and then to the Class A-4B Certificates, until its certificate principal balance has been reduced to zero;

(ii)	to the Class M-1 Certificates, until its certificate principal balance has been reduced to zero;

(iii)	to the Class M-2 Certificates, until its certificate principal balance has been reduced to zero;

(iv)	to the Class M-3 Certificates, until its certificate principal balance has been reduced to zero;

(v)	to the Class M-4 Certificates, until its certificate principal balance has been reduced to zero;

(vi)	to the Class M-5 Certificates, until its certificate principal balance has been reduced to zero;

(B)
on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause II under “Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

2)  concurrently, to the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4A and Class A-4B Certificates, any Deferred Amount for each such class, on a pro rata basis, based on the amount due with respect to each such class;

3)  to the Class M-1 Certificates, any Deferred Amount for such class;

4)  to the Class M-2 Certificates, any Deferred Amount for such class;

5)  to the Class M-3 Certificates, any Deferred Amount for such class;

6)  to the Class M-4 Certificates, any Deferred Amount for such class;

7)  to the Class M-5 Certificates, any Deferred Amount for such class;

8)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Senior Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

9)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-1 Certificates, any Basis Risk Shortfall for such class;

10)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-2 Certificates, any Basis Risk Shortfall for such class;

11)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-3 Certificates, any Basis Risk Shortfall for such class;

12)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-4 Certificates, any Basis Risk Shortfall for such class;

13)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-5 Certificates, any Basis Risk Shortfall for such class;

14)  to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

15)  to the Class X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

16)  to the residual certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the residual certificates under this clause (16).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (2) through (13) above on any Distribution Date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement.

ANNEX A
The Scheduled Swap Notional Amount for each Distribution Date during the term of the Interest Rate Swap Agreement will be the related notional amount set forth below.

Distribution Date	Scheduled Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
October 2006	483,058,000.00
November 2006	459,097,789.75
December 2006	432,978,863.62
January 2007	411,415,887.20
February 2007	390,666,482.98
March 2007	371,455,819.09
April 2007	353,010,487.38
May 2007	335,632,598.76
June 2007	319,100,536.50
July 2007	303,373,139.34
August 2007	288,411,248.78
September 2007	274,177,611.64
October 2007	260,636,787.37
November 2007	247,755,059.88
December 2007	235,500,353.60
January 2008	223,842,153.73
February 2008	212,751,430.25
March 2008	202,200,565.71
April 2008	192,163,286.51
May 2008	182,217,216.09
June 2008	172,878,624.57
July 2008	151,213,250.66
August 2008	143,657,557.62
September 2008	136,469,695.50
October 2008	129,631,760.90
November 2008	123,126,721.71
December 2008	116,938,374.66
January 2009	111,051,305.01
February 2009	105,450,848.20
March 2009	100,123,053.32
April 2009	92,141,490.79
May 2009	87,441,918.44
June 2009	82,990,674.14
July 2009	77,257,838.91
August 2009	68,844,596.01
September 2009	65,299,283.83
October 2009	61,926,586.08
November 2009	60,968,110.52
December 2009	57,915,843.15
January 2010	55,012,189.73
February 2010	52,249,915.85
March 2010	49,622,139.22
April 2010	47,122,312.52
May 2010	44,744,207.07
June 2010	42,481,897.37
July 2010	40,329,746.30
August 2010	38,282,315.40
September 2010	36,334,585.70
October 2010	34,481,703.30
November 2010	32,719,050.56
December 2010	31,042,234.60
January 2011	29,447,076.37
February 2011	27,929,600.25
March 2011	26,486,024.12
April 2011	25,112,749.97
May 2011	23,787,289.81
June 2011	22,444,309.01
July 2011	17,236,006.36
August 2011	4,834,366.66
September 2011	4,515,519.80
October 2011	0.00

ANNEX B

	Net Funds Cap			Effective Bond Coupon Applicable to each class of Offered Certificates
Period	Day Count	Net Funds Cap Actual/360 (%)*	Net Funds Cap 30/360 (%)*	30% CPR** Effective Coupon (%)
1	26	8.006	6.938	11.00
2	31	6.715	6.939	11.00
3	30	6.948	6.948	11.00
4	31	6.724	6.948	11.00
5	31	6.725	6.950	11.00
6	28	7.446	6.950	11.00
7	31	6.726	6.951	11.00
8	30	6.951	6.951	11.00
9	31	6.734	6.958	11.00
10	30	6.959	6.959	11.00
11	31	6.736	6.960	11.00
12	31	6.736	6.960	11.00
13	30	6.961	6.961	11.00
14	31	6.737	6.961	11.00
15	30	6.970	6.970	11.00
16	31	6.746	6.971	11.00
17	31	6.747	6.972	11.00
18	29	7.212	6.972	11.00
19	31	6.748	6.973	11.00
20	30	6.979	6.979	11.00
21	31	6.766	6.991	11.00
22	30	7.221	7.221	11.00
23	31	6.990	7.223	11.00
24	31	6.990	7.223	11.00
25	30	7.223	7.223	11.00
26	31	6.992	7.225	11.00
27	30	7.235	7.235	11.00
28	31	7.077	7.312	11.00
29	31	7.078	7.314	11.00
30	28	7.836	7.314	11.00
31	31	7.214	7.454	11.00
32	30	7.458	7.458	11.00
33	31	7.225	7.466	11.00
34	30	7.598	7.598	11.00
35	31	7.451	7.699	11.00
36	31	7.451	7.699	11.00
37	30	7.718	7.718	11.00
38	31	7.469	7.718	11.00
39	30	7.719	7.719	11.00
40	31	7.553	7.805	11.00
41	31	7.556	7.808	11.00
42	28	8.366	7.808	11.00
43	31	7.556	7.808	11.00
44	30	7.808	7.808	11.00
45	31	7.557	7.808	11.00
46	30	7.822	7.822	11.00
47	31	7.666	7.922	11.00
48	31	7.666	7.922	11.00
49	30	7.922	7.922	11.00
50	31	7.666	7.922	11.00
51	30	7.922	7.922	11.00
52	31	7.671	7.927	11.00
53	31	7.671	7.927	11.00
54	28	8.493	7.927	11.00
55	31	7.671	7.927	11.00
56	30	7.930	7.930	11.00
57	31	7.694	7.950	11.00
58	30	8.734	8.734	11.00
59	31	10.825	11.186	11.00
60	31	10.825	11.186	11.00

The minimum Net Funds Cap (on an actual/360 basis) after period 60 is 10.825%.	The effective coupon (at the speed indicated) after period 60 is 11.00%.
The minimum Net Funds Cap (on a 30/360 basis) after period 60 is 11.186%.

* Assumptions:	** Assumptions:
1. Calculated using 30 CPR and flat LIBOR rates of 20%.	1. Calculated using the referenced speed and flat LIBOR rates of 20%.
2. Prepayment penalties are not included in the calculations.	2. Prepayment penalties are not included in the calculations.
3. Initial Day Count is based on the Closing Date.

ANNEX C

Excess Interest Table

	Excess Interest
Assumptions:	Wtd. Avg. For Year 1	1.685%
1. Calculated at 30% CPR using the LIBOR rates shown below.	Wtd. Avg. For Year 2	1.610%
2. Prepayment penalties are not included in the excess interest calculation.	Wtd. Avg. For Year 3	1.680%
	Wtd. Avg. For Year 4	1.654%
3. Excess interest is net of payments made and received in respect of the Interest Rate Swap Agreement and is calculated as percentage of the aggregate certificate principal balance of the Offered Certificates.	Wtd. Avg. For Year 5	1.686%

	Excess Interest
	Wtd. Avg. Thru Year 1	1.685%
4. The initial Interest Accrual Period commences September 29, 2006.	Wtd. Avg. Thru Year 2	1.654%
	Wtd. Avg. Thru Year 3	1.660%
	Wtd. Avg. Thru Year 4	1.659%
	Wtd. Avg. Thru Year 5	1.662%

	Distribution	1 Month	6 Month	1 Year	Excess
Period	Date	Libor (%)	Libor (%)	Libor (%)	Interest (%)
1	25-Oct-06	5.330	5.483	5.514	2.695
2	25-Nov-06	5.395	5.499	5.502	1.554
3	25-Dec-06	5.426	5.499	5.484	1.616
4	25-Jan-07	5.439	5.489	5.458	1.542
5	25-Feb-07	5.455	5.468	5.430	1.534
6	25-Mar-07	5.468	5.438	5.401	1.768
7	25-Apr-07	5.434	5.393	5.365	1.521
8	25-May-07	5.394	5.356	5.339	1.601
9	25-Jun-07	5.365	5.320	5.314	1.519
10	25-Jul-07	5.324	5.282	5.291	1.609
11	25-Aug-07	5.273	5.247	5.269	1.526
12	25-Sep-07	5.233	5.221	5.254	1.530
13	25-Oct-07	5.201	5.200	5.242	1.630
14	25-Nov-07	5.169	5.181	5.232	1.538
15	25-Dec-07	5.138	5.169	5.226	1.645
16	25-Jan-08	5.125	5.160	5.223	1.544
17	25-Feb-08	5.118	5.155	5.222	1.545
18	25-Mar-08	5.106	5.150	5.224	1.774
19	25-Apr-08	5.099	5.147	5.225	1.547
20	25-May-08	5.095	5.147	5.227	1.662
21	25-Jun-08	5.089	5.148	5.231	1.548
22	25-Jul-08	5.090	5.151	5.236	1.721
23	25-Aug-08	5.091	5.154	5.242	1.589
24	25-Sep-08	5.092	5.161	5.248	1.587
25	25-Oct-08	5.096	5.167	5.256	1.719
26	25-Nov-08	5.099	5.172	5.264	1.580
27	25-Dec-08	5.103	5.180	5.275	1.717
28	25-Jan-09	5.111	5.187	5.284	1.574
29	25-Feb-09	5.125	5.194	5.296	1.567
30	25-Mar-09	5.133	5.202	5.308	2.035
31	25-Apr-09	5.136	5.209	5.319	1.594
32	25-May-09	5.140	5.219	5.331	1.746
33	25-Jun-09	5.145	5.231	5.345	1.591
34	25-Jul-09	5.155	5.244	5.357	1.775
35	25-Aug-09	5.166	5.258	5.369	1.638
36	25-Sep-09	5.176	5.275	5.382	1.632
37	25-Oct-09	5.190	5.289	5.392	1.797
38	25-Nov-09	5.208	5.303	5.402	1.575
39	25-Dec-09	5.226	5.318	5.411	1.736
40	25-Jan-10	5.241	5.328	5.419	1.562
41	25-Feb-10	5.256	5.338	5.426	1.550
42	25-Mar-10	5.268	5.346	5.433	2.098
43	25-Apr-10	5.276	5.351	5.439	1.532
44	25-May-10	5.287	5.357	5.444	1.698
45	25-Jun-10	5.292	5.361	5.450	1.516
46	25-Jul-10	5.297	5.365	5.454	1.693
47	25-Aug-10	5.300	5.369	5.460	1.515
48	25-Sep-10	5.301	5.375	5.465	1.512
49	25-Oct-10	5.304	5.381	5.470	1.692
50	25-Nov-10	5.311	5.386	5.477	1.503
51	25-Dec-10	5.318	5.392	5.482	1.681
52	25-Jan-11	5.323	5.397	5.487	1.494
53	25-Feb-11	5.330	5.403	5.494	1.491
54	25-Mar-11	5.336	5.408	5.498	2.096
55	25-Apr-11	5.339	5.412	5.503	1.491
56	25-May-11	5.346	5.419	5.510	1.680
57	25-Jun-11	5.350	5.423	5.514	1.497
58	25-Jul-11	5.355	5.428	5.518	1.822
59	25-Aug-11	5.359	5.434	5.523	1.952
60	25-Sep-11	5.363	5.439	5.527	1.953

ANNEX D

Sensitivity Table for the Offered Certificates - To Optional Termination

The assumptions for the sensitivity table shown below are as follows:
•	The Pricing Speed (as shown on page 3 hereof) is applied;
•	One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain static at 5.330%. 5.438% and 5.430%, respectively; and
•	The Master Servicer exercises its Optional Termination right (as defined herein).

	CPR	15.0%	22.5%	30.0%	37.5%	45.0%	52.5%
Class A-1A	WAL	5.20	3.38	2.42	1.82	1.41	1.11
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	162	108	78	59	47	38
Class A-1B	WAL	5.20	3.38	2.42	1.82	1.41	1.11
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	162	108	78	59	47	38
Class A-2	WAL	2.15	1.39	1.00	0.77	0.61	0.50
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	60	39	27	21	16	13
Class A-3	WAL	6.35	4.08	2.85	2.12	1.68	1.35
	Principal Window Begin	60	39	27	21	16	13
	Principal Window End	95	61	44	31	25	20
Class A-4A	WAL	11.50	7.56	5.44	4.06	3.09	2.39
	Principal Window Begin	95	61	44	31	25	20
	Principal Window End	162	108	78	59	47	38
Class A-4B	WAL	11.50	7.56	5.44	4.06	3.09	2.39
	Principal Window Begin	95	61	44	31	25	20
	Principal Window End	162	108	78	59	47	38
Class M-1	WAL	8.96	5.86	4.44	3.78	3.56	3.16
	Principal Window Begin	51	37	38	39	40	38
	Principal Window End	162	108	78	59	47	38
Class M-2	WAL	8.96	5.86	4.42	3.72	3.43	3.16
	Principal Window Begin	51	37	37	38	39	38
	Principal Window End	162	108	78	59	47	38
Class M-3	WAL	8.96	5.86	4.40	3.70	3.37	3.16
	Principal Window Begin	51	37	37	38	38	38
	Principal Window End	162	108	78	59	47	38
Class M-4	WAL	8.85	5.78	4.33	3.62	3.30	3.16
	Principal Window Begin	51	37	37	37	38	38
	Principal Window End	162	108	78	59	47	38
Class M-5	WAL	8.25	5.35	4.02	3.38	3.12	3.13
	Principal Window Begin	51	37	37	37	37	37
	Principal Window End	146	96	69	53	41	38

Sensitivity Table for the Offered Certificates - To Maturity

The assumptions for the sensitivity table shown below are as follows:
•	The Pricing Speed (as shown on page 3 hereof) is applied;
•	One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain static at 5.330%. 5.438% and 5.430%, respectively; and
•	The Master Servicer does not exercise its Optional Termination right (as defined herein).

	CPR	15.0%	22.5%	30.0%	37.5%	45.0%	52.5%
Class A-1A	WAL	5.60	3.69	2.65	2.00	1.55	1.21
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	321	246	185	143	114	91
Class A-1B	WAL	5.60	3.69	2.65	2.00	1.55	1.21
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	321	246	185	143	114	91
Class A-2	WAL	2.15	1.39	1.00	0.77	0.61	0.50
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	60	39	27	21	16	13
Class A-3	WAL	6.35	4.08	2.85	2.12	1.68	1.35
	Principal Window Begin	60	39	27	21	16	13
	Principal Window End	95	61	44	31	25	20
Class A-4A	WAL	13.09	8.77	6.35	4.78	3.64	2.76
	Principal Window Begin	95	61	44	31	25	20
	Principal Window End	321	246	185	143	114	91
Class A-4B	WAL	13.09	8.77	6.35	4.78	3.64	2.76
	Principal Window Begin	95	61	44	31	25	20
	Principal Window End	321	246	185	143	114	91
Class M-1	WAL	9.61	6.34	4.79	4.06	3.77	3.83
	Principal Window Begin	51	37	38	39	40	42
	Principal Window End	236	163	120	91	72	58
Class M-2	WAL	9.43	6.21	4.67	3.92	3.58	3.50
	Principal Window Begin	51	37	37	38	39	40
	Principal Window End	210	143	104	79	62	50
Class M-3	WAL	9.20	6.04	4.52	3.80	3.44	3.32
	Principal Window Begin	51	37	37	38	38	39
	Principal Window End	190	128	93	71	56	45
Class M-4	WAL	8.85	5.78	4.34	3.62	3.30	3.20
	Principal Window Begin	51	37	37	37	38	38
	Principal Window End	166	111	79	61	48	39
Class M-5	WAL	8.25	5.35	4.02	3.38	3.12	3.13
	Principal Window Begin	51	37	37	37	37	37
	Principal Window End	146	96	69	53	41	38

Breakeven CDR Table for the Mezzanine Certificates

The assumptions for the sensitivity table shown below are as follows:
•	The Pricing Speed (as shown on page 3 hereof) is applied;
•	One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR forward curves (as of the close of business on September 15, 2006) are used;
•	33% loss severity; 100% advancing of principal and interest;
•	There is a six-month lag in recoveries;
•	Priced to maturity with collateral losses calculated through the life of the applicable certificate;
•	All Offered Certificates are priced at par, with the exception of the Class M-5 Certificates, which are priced at a discount of 98.4254%;
•	All payments are presumed to be made to the certificateholders on the 25th day of the month, regardless of business day conventions; and
•	Delinquency and cumulative loss triggers have failed.

		First Dollar of Loss	0% Return
Class M-1	CDR (%)	8.83	10.56
	Yield (%)	5.851	0.0210
	WAL (years)	10.43	8.50
	Modified Duration	7.70	8.42
	Principal Window	Dec14 - Jul36	Feb16 - Jul36
	Principal Writedown	13,923.08 (0.12%)	5,822,010.77 (49.81%)
	Total Collat Loss	33,252,411.77 (6.83%)	38,475,424.41 (7.90%)
Class M-2	CDR (%)	7.32	8.17
	Yield (%)	5.970	0.0670
	WAL (years)	12.55	9.66
	Modified Duration	8.74	9.56
	Principal Window	Jan17 - Jul36	Sep18 - Jul36
	Principal Writedown	30,198.59 (0.56%)	3,074,211.08 (57.39%)
	Total Collat Loss	28,398,746.66 (5.83%)	31,166,363.74 (6.40%)
Class M-3	CDR (%)	6.12	6.83
	Yield (%)	6.195	0.0250
	WAL (years)	13.34	9.76
	Modified Duration	9.02	9.98
	Principal Window	Oct17 - Jul36	Aug19 - Jul36
	Principal Writedown	10,860.31 (0.25%)	2,644,385.05 (60.33%)
	Total Collat Loss	24,327,466.03 (5.00%)	26,760,143.32 (5.49%)
Class M-4	CDR (%)	5.47	5.90
	Yield (%)	6.554	0.0200
	WAL (years)	14.88	10.30
	Modified Duration	9.43	10.31
	Principal Window	May19 - Jul36	Sep21 - Jul36
	Principal Writedown	24,762.58 (1.02%)	1,643,548.84 (67.50%)
	Total Collat Loss	22,037,450.10 (4.53%)	23,559,246.73 (4.84%)
Class M-5	CDR (%)	4.85	5.25
	Yield (%)	7.343	0.0720
	WAL (years)	14.89	9.68
	Modified Duration	8.97	10.01
	Principal Window	Apr19 - Jul36	Dec21 - Jul36
	Principal Writedown	56,754.63 (2.12%)	1,896,422.32 (70.81%)
	Total Collat Loss	19,794,731.08 (4.06%)	21,248,292.29 (4.36%)

ANNEX E
MORTGAGE LOAN CHARACTERISTICS

The Mortgage Loans are expected to have the following characteristics as of September 1, 2006 (the “Cut-off Date”), subject to a permitted variance of plus or minus 10%:

Characteristics of the Mortgage Loans

Current Mortgage Rate*	7.206%
Current Net Mortgage Rate*	6.938%
Cut-off Date Mortgage Loan Principal Balance	$487,015,201.22
Cut-off Date Average Mortgage Loan Principal Balance	$325,980.72
Mortgage Loan Count	1,494
Original Term (months)*	360
Months Since Origination*	3
Stated Remaining Term (months)*	357
Mortgage Loans with Interest Only Terms	89.32%
Mortgage Loans with Prepay Penalty Terms	66.69%
Original Prepay Penalty Term (months)**	26
Remaining Prepay Penalty Term (months)**	24
Credit Score**	704
Original Loan to Value Ratio*	74.55%
Original Loan to Value Ratio Over 80% Without MI	0.08%
Documentation Type - Full / Alternative	8.63%
Loan Purpose - Purchase / Rate-Term	74.13%
Occupancy Type - Primary / Second Home	77.10%
Property Type - Single Family Residence / PUD	78.99%
California Concentration	42.88%
Months to Next Rate Adjustment*	62
First Periodic Rate Cap*	5.064%
Subsequent Periodic Rate Cap*	1.603%
Lifetime Rate Cap*	5.600%
Gross Margin*	2.690%
Net Margin*	2.422%
Minimum Mortgage Rate*	2.731%
Maximum Mortgage Rate*	12.806%

* Weighted Average
** Non-zero Weighted Average

Credit Scores are not available for eight mortgage loans with an aggregate principal balance of approximately $2,699,894 (approximately 0.55% of the mortgage loans).

Product Type of the Mortgage Loans

Product Type	Percentage of Pool by Principal Balance	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Months to Next Adjustment Date	Gross Margin	First Periodic Rate Cap	Subsequent Periodic Rate Cap	Lifetime Rate Cap
1 MO LIBOR-IO	0.06%	$268,000.00	8.625%	1	2.750%	1.000%	1.000%	1.370%
6 MO LIBOR-IO	0.23	1,112,491.00	7.723	2	2.930	1.000	1.000	6.000
1 YR LIBOR	0.06	280,825.69	5.500	2	2.250	2.000	2.000	6.000
2/6 LIBOR	0.65	3,176,495.69	7.923	18	3.899	3.000	1.000	6.110
2/6 LIBOR-IO	8.13	39,572,068.66	7.385	19	2.936	2.998	1.006	5.907
3/1 LIBOR	0.84	4,111,159.84	6.862	34	2.250	2.000	2.000	6.000
3/1 LIBOR-IO	4.08	19,852,368.86	7.025	34	2.250	2.000	2.000	6.000
3/6 LIBOR	0.33	1,602,987.52	7.348	33	3.574	5.159	1.720	5.720
3/6 LIBOR-IO	4.04	19,685,422.87	7.198	31	3.347	4.467	1.585	5.773
5/1 LIBOR	0.19	940,923.60	7.636	56	3.500	5.000	2.000	5.000
5/1 LIBOR-IO	0.95	4,629,962.72	6.895	58	2.654	5.058	2.000	5.058
5/6 LIBOR	6.31	30,728,377.68	7.204	57	2.913	5.564	1.574	5.577
5/6 LIBOR-IO	49.85	242,768,427.47	7.349	58	2.789	5.523	1.536	5.540
7/1 LIBOR	1.01	4,925,381.58	6.803	82	2.250	5.000	2.000	5.000
7/1 LIBOR-IO	4.22	20,529,112.09	6.916	81	2.264	5.000	2.000	5.000
7/6 LIBOR-IO	5.25	25,563,534.94	6.860	81	2.276	5.612	1.622	5.612
10/1 LIBOR	0.09	419,860.50	6.628	118	2.250	5.000	2.000	5.000
10/1 LIBOR-IO	3.32	16,189,083.60	6.743	117	2.311	5.029	1.907	5.029
10/6 LIBOR	1.20	5,837,345.65	6.637	118	2.324	5.834	1.834	5.834
10/6 LIBOR-IO	9.20	44,821,371.26	6.967	117	2.265	5.892	1.938	5.938
Total/Weighted Average:	100.00%	$487,015,201.22	7.206%	62	2.690%	5.064%	1.603%	5.600%

Product and Prepayment Penalty of the Mortgage Loans*

Product	1-12 Month Penalty	13-24 Month Penalty	25-36 Month Penalty	49-60 Month Penalty	With Penalty	No Penalty
SHORT ARM **	0.34% / 5	0.45% / 14	0.06% / 30	0.00% / 0	0.85% / 12	0.26%
2 YEAR ARM	4.11% / 6	3.83% / 21	0.31% / 30	0.00% / 0	8.25% / 14	0.32%
3 YEAR ARM	0.99% / 6	0.22% / 22	1.95% / 32	0.00% / 0	3.16% / 23	5.64%
5 YEAR ARM	10.34% / 6	5.13% / 22	25.61% / 34	1.24% / 57	42.32% / 26	14.90%
7 YEAR ARM	0.90% / 4	0.09% / 22	1.71% / 33	0.07% / 58	2.76% / 24	7.71%
10 YEAR ARM	3.34% / 4	0.10% / 21	5.35% / 33	0.55% / 55	9.35% / 24	4.47%
Total/Weighted Average:	20.01% / 5	9.82% / 21	35.00% / 33	1.86% / 57	66.69% / 24	33.31%

* Table includes percentage of loans in the deal and the non-zero weighted average remaining prepayment penalty term.
** SHORT ARM includes 1 month, 6 month, and 1 year adjustable rate mortgage loans.

Current Mortgage Rates of the Mortgage Loans

Mortgage Rate (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
5.251-5.500	0.16%	2	$761,680.04	5.500%	755	$380,840.02	80.00%	83.69%	36.87%	36.87%
5.501-5.750	0.53	6	2,579,383.61	5.686	706	429,897.27	72.79	83.83	0.00	28.37
5.751-6.000	1.79	22	8,696,155.47	5.942	728	395,279.79	64.17	66.41	43.85	31.78
6.001-6.250	3.03	41	14,778,473.04	6.227	711	360,450.56	73.17	84.32	35.64	12.62
6.251-6.500	8.87	120	43,195,162.34	6.454	717	359,959.69	69.02	77.18	35.17	11.93
6.501-6.750	13.58	190	66,128,787.42	6.698	718	348,046.25	72.78	84.04	29.94	11.13
6.751-7.000	18.64	272	90,781,718.25	6.914	704	333,756.32	73.32	84.47	39.00	12.92
7.001-7.250	14.93	198	72,721,234.01	7.193	709	367,278.96	75.25	88.34	39.23	16.29
7.251-7.500	11.59	189	56,441,161.10	7.446	699	298,630.48	75.90	89.73	37.53	28.91
7.501-7.750	8.82	132	42,973,375.25	7.699	688	325,555.87	76.06	90.63	57.38	28.27
7.751-8.000	9.08	152	44,225,517.95	7.922	696	290,957.35	78.31	91.77	54.67	46.15
8.001-8.250	2.97	58	14,453,603.36	8.187	684	249,200.06	79.40	94.02	64.90	44.80
8.251-8.500	3.28	59	15,980,977.18	8.449	693	270,864.02	79.07	96.12	60.57	46.86
8.501-8.750	0.73	18	3,537,649.99	8.689	682	196,536.11	80.94	93.80	42.35	32.67
8.751-9.000	1.42	19	6,910,701.75	8.946	687	363,721.14	79.48	95.18	41.08	57.28
9.001-9.250	0.27	6	1,323,633.09	9.210	649	220,605.52	78.66	89.78	100.00	24.60
9.251-9.500	0.10	3	489,334.40	9.500	688	163,111.47	86.21	94.73	32.53	100.00
9.501-9.750	0.21	7	1,036,652.97	9.688	667	148,093.28	81.69	94.16	100.00	100.00
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%
Minimum: 5.500
Maximum: 9.750
Weighted Average: 7.206

Net Mortgage Rates of the Mortgage Loans

Net Mortgage Rate (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
5.001 - 5.250	0.16%	2	$761,680.04	5.500%	755	$380,840.02	80.00%	83.69%	36.87%	36.87%
5.251 - 5.500	0.57	7	2,780,783.61	5.700	712	397,254.80	72.23	82.46	7.24	26.31
5.501 - 5.750	1.90	23	9,247,428.59	5.959	727	402,062.11	65.44	68.54	40.90	29.89
5.751 - 6.000	3.33	46	16,237,220.06	6.252	711	352,983.04	73.00	84.69	33.61	13.09
6.001 - 6.250	9.08	124	44,233,853.94	6.470	718	356,724.63	69.13	76.85	37.42	11.06
6.251 - 6.500	13.66	192	66,506,663.38	6.717	717	346,388.87	72.28	83.41	31.07	11.90
6.501 - 6.750	18.41	266	89,640,435.42	6.921	704	336,994.12	73.71	84.82	37.73	13.57
6.751 - 7.000	14.91	200	72,592,931.86	7.201	710	362,964.66	75.49	88.76	38.59	17.33
7.001 - 7.250	11.68	190	56,864,096.60	7.467	699	299,284.72	76.15	89.74	39.15	29.75
7.251 - 7.500	8.81	133	42,896,187.44	7.711	688	322,527.73	76.18	90.67	57.50	28.66
7.501 - 7.750	8.83	150	42,993,751.88	7.929	695	286,625.01	78.09	91.98	54.81	45.16
7.751 - 8.000	2.98	58	14,511,589.29	8.218	682	250,199.82	79.75	93.99	67.39	43.45
8.001 - 8.250	3.20	57	15,588,331.57	8.463	692	273,479.50	78.49	96.22	58.01	46.98
8.251 - 8.500	0.59	14	2,880,878.99	8.698	673	205,777.07	79.60	94.00	38.51	17.33
8.501 - 8.750	1.42	19	6,910,701.75	8.946	687	363,721.14	79.48	95.18	41.08	57.28
8.751 - 9.000	0.24	5	1,169,828.09	9.221	638	233,965.62	76.51	89.09	100.00	14.69
9.001 - 9.250	0.07	2	337,334.67	9.500	663	168,667.34	80.00	92.36	47.19	100.00
9.251 - 9.500	0.18	6	861,504.04	9.701	669	143,584.01	80.00	95.00	100.00	100.00
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55	86.76%	41.93%	22.90%
Minimum: 5.120
Maximum: 9.495
Weighted Average: 6.938

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Original Principal Balances of the Mortgage Loans

Original Principal Balance of the Mortgage Loans ($)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
25,000.01 - 50,000.00	0.03%	3	$148,361.26	6.994%	669	$49,453.75	44.20%	44.20%	67.24%	32.76%
50,000.01 - 75,000.00	0.27	21	1,322,288.59	7.834	696	62,966.12	72.27	84.59	66.61	66.47
75,000.01 - 100,000.00	1.09	58	5,326,742.57	7.649	709	91,840.39	73.40	88.31	50.84	68.84
100,000.01 - 125,000.00	1.76	76	8,578,101.59	7.494	707	112,869.76	75.88	90.27	49.02	59.01
125,000.01 - 150,000.00	2.67	94	13,011,357.98	7.485	697	138,418.70	73.75	84.52	50.77	58.06
150,000.01 - 175,000.00	3.68	110	17,905,345.31	7.411	705	162,775.87	75.49	88.58	45.13	42.32
175,000.01 - 200,000.00	4.42	115	21,523,207.34	7.369	700	187,158.32	78.16	89.76	43.55	32.61
200,000.01 - 225,000.00	3.82	88	18,624,737.95	7.129	700	211,644.75	76.75	90.47	34.01	18.25
225,000.01 - 250,000.00	5.75	118	28,018,537.27	7.278	705	237,445.23	76.17	87.76	44.16	33.13
250,000.01 - 275,000.00	4.04	75	19,682,370.03	7.196	696	262,431.60	76.20	89.49	37.46	19.93
275,000.01 - 350,000.00	15.81	249	77,012,104.50	7.246	695	309,285.56	76.39	88.66	41.64	25.51
350,000.01 - 450,000.00	15.37	189	74,865,454.77	7.041	705	396,113.52	76.26	88.50	34.82	13.13
450,000.01 - 550,000.00	13.05	128	63,563,851.38	7.117	706	496,592.59	76.16	89.05	49.01	19.05
550,000.01 - 650,000.00	9.23	74	44,958,143.50	7.213	713	607,542.48	73.96	86.13	45.94	16.10
650,000.01 - 750,000.00	2.79	19	13,577,594.75	7.003	724	714,610.25	74.66	86.69	30.84	10.68
750,000.01 - 850,000.00	2.96	18	14,398,532.51	7.059	707	799,918.47	67.10	76.14	49.56	22.08
850,000.01 - 950,000.00	2.59	14	12,613,589.60	7.646	715	900,970.69	72.38	85.15	42.59	7.49
950,000.01 - 1,100,000.00	5.70	28	27,778,360.84	7.198	699	992,084.32	68.74	83.48	32.02	17.85
1,100,000.01 - 1,250,000.00	0.93	4	4,514,500.00	7.286	694	1,128,625.00	66.74	66.74	75.08	50.61
1,250,000.01 - 1,500,000.00	2.65	9	12,892,788.36	6.985	741	1,432,532.04	63.52	71.68	42.50	11.52
1,750,000.01 - 2,000,000.00	1.17	3	5,699,231.12	7.299	682	1,899,743.71	64.47	75.95	31.26	0.00
Greater than 2,000,000.00	0.21	1	1,000,000.00	6.500	700	1,000,000.00	54.76	54.76	0.00	0.00
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%
Minimum: 48,600.00
Maximum: 2,300,000.00
Average: 327,261.94

Cut-off Date Principal Balances of the Mortgage Loans

Principal Balance of the Mortgage Loans as of the Cut-off Date ($)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
25,000.01 - 50,000.00	0.03%	3	$148,361.26	6.994%	669	$49,453.75	44.20%	44.20%	67.24%	32.76%
50,000.01 - 75,000.00	0.27	21	1,322,288.59	7.834	696	62,966.12	72.27	84.59	66.61	66.47
75,000.01 - 100,000.00	1.09	58	5,326,742.57	7.649	709	91,840.39	73.40	88.31	50.84	68.84
100,000.01 - 125,000.00	1.76	76	8,578,101.59	7.494	707	112,869.76	75.88	90.27	49.02	59.01
125,000.01 - 150,000.00	2.70	95	13,137,347.61	7.480	697	138,287.87	73.77	84.43	50.29	58.47
150,000.01 - 175,000.00	3.72	111	18,128,514.11	7.412	706	163,319.95	75.58	88.75	45.53	43.03
175,000.01 - 200,000.00	4.35	113	21,174,048.91	7.369	699	187,380.96	78.13	89.71	43.45	31.50
200,000.01 - 225,000.00	3.91	90	19,036,487.95	7.136	700	211,516.53	76.82	90.68	34.36	17.86
225,000.01 - 250,000.00	5.81	119	28,290,199.79	7.274	706	237,732.77	76.32	87.67	44.54	33.70
250,000.01 - 275,000.00	3.99	74	19,432,415.85	7.204	695	262,600.21	76.15	89.61	37.94	18.90
275,000.01 - 350,000.00	15.77	248	76,785,646.16	7.245	695	309,619.54	76.34	88.65	41.47	25.58
350,000.01 - 450,000.00	15.37	189	74,865,454.77	7.041	705	396,113.52	76.26	88.50	34.82	13.13
450,000.01 - 550,000.00	13.01	127	63,356,851.38	7.116	706	498,872.85	76.15	89.01	48.84	19.12
550,000.01 - 650,000.00	9.23	74	44,958,143.50	7.213	713	607,542.48	73.96	86.13	45.94	16.10
650,000.01 - 750,000.00	2.79	19	13,577,594.75	7.003	724	714,610.25	74.66	86.69	30.84	10.68
750,000.01 - 850,000.00	2.96	18	14,398,532.51	7.059	707	799,918.47	67.10	76.14	49.56	22.08
850,000.01 - 950,000.00	2.59	14	12,613,589.60	7.646	715	900,970.69	72.38	85.15	42.59	7.49
950,000.01 - 1,100,000.00	5.91	29	28,778,360.84	7.174	699	992,357.27	68.25	82.48	30.91	17.23
1,100,000.01 - 1,250,000.00	0.93	4	4,514,500.00	7.286	694	1,128,625.00	66.74	66.74	75.08	50.61
1,250,000.01 - 1,500,000.00	2.65	9	12,892,788.36	6.985	741	1,432,532.04	63.52	71.68	42.50	11.52
1,750,000.01 - 2,000,000.00	1.17	3	5,699,231.12	7.299	682	1,899,743.71	64.47	75.95	31.26	0.00
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%
Minimum: 48,600.00
Maximum: 2,000,000.00
Average: 325,980.72

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Original Terms of the Mortgage Loans

Original Term (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Greater than or equal to 340	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%
Minimum: 360
Maximum: 360
Weighted Average: 360

Stated Remaining Terms of the Mortgage Loans

Stated Remaining Term (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
360	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%
Minimum: 345
Maximum: 360
Weighted Average: 357

Months Since Origination of the Mortgage Loans

Months Since Origination	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	2.41%	28	$11,744,800.00	7.208%	697	$419,457.14	73.45%	89.11%	47.14%	7.73%
1	12.68	196	61,735,821.93	7.143	701	314,978.68	76.90	89.28	41.18	12.49
2	48.82	704	237,749,740.25	7.161	709	337,712.70	74.16	86.51	36.74	18.76
3	18.18	261	88,563,220.29	7.162	710	339,322.68	73.01	84.69	42.32	19.70
4 - 6	11.33	201	55,166,374.69	7.445	682	274,459.58	74.85	87.60	59.94	43.61
7 - 9	4.66	78	22,706,529.16	7.614	700	291,109.35	78.08	87.40	50.75	61.76
10 - 12	1.27	18	6,192,884.93	6.719	701	344,049.16	74.28	86.14	47.10	42.22
Greater than or equal to 13	0.65	8	3,155,829.97	6.889	677	394,478.75	73.93	87.10	29.42	5.91
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%
Minimum: 0
Maximum: 15
Weighted Average: 3

Original Interest Only Term of the Mortgage Loans

Original Interest Only Term (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	10.68%	178	$52,023,357.75	7.118%	703	$292,266.05	72.22%	81.29%	47.79%	21.12%
24	0.20	2	971,800.00	7.250	683	485,900.00	80.00	85.24	65.03	65.03
36	0.79	18	3,866,765.30	7.014	696	214,820.29	75.74	83.26	36.10	24.72
60	11.55	202	56,271,097.28	7.372	695	278,569.79	75.66	90.49	48.27	23.23
84	0.66	9	3,233,055.69	7.017	687	359,228.41	74.52	78.97	47.26	49.49
120	76.11	1,085	370,649,125.20	7.197	706	341,612.10	74.67	87.07	40.10	22.74
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%

Non-zero Minimum: 24
Maximum: 120
Non-zero Weighted Average: 111

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Original Prepay Penalty Term of the Mortgage Loans

Original Prepay Penalty Term (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	32.73%	489	$159,379,392.34	7.128%	712	$325,929.23	73.52%	83.56%	43.81%	18.61%
6	12.38	140	60,272,911.88	7.228	710	430,520.80	73.39	86.50	35.53	15.49
7	1.43	18	6,973,117.45	7.222	724	387,395.41	71.36	84.73	37.74	25.70
12	6.41	91	31,213,984.02	7.522	691	343,010.81	73.56	89.21	59.65	52.47
24	10.02	171	48,788,454.68	7.480	684	285,312.60	74.36	89.11	52.29	27.94
36	35.18	561	171,337,098.02	7.149	703	305,413.72	76.21	88.80	37.84	22.20
60	1.86	24	9,050,242.83	6.926	703	377,093.45	75.71	86.69	15.37	29.90
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%

Non-zero Minimum: 6
Maximum: 60
Non-zero Weighted Average: 26
Non-zero Weighted Average (Remaining Prepay Penalty Term): 24

Credit Scores of the Mortgage Loans

Credit Score	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Not Available	0.55%	8	$2,699,893.69	7.651%	N/A	$337,486.71	66.19%	78.52%	68.76%	0.00%
581 - 600	0.04	1	184,490.12	7.990	598	184,490.12	65.00	80.00	100.00	0.00
601 - 620	0.90	21	4,401,976.18	7.492	617	209,617.91	70.74	80.76	79.32	10.62
621 - 640	6.42	106	31,261,592.58	7.473	631	294,920.68	75.09	86.50	42.48	9.82
641 - 660	11.37	182	55,351,653.14	7.423	651	304,129.96	75.82	88.03	43.62	20.70
661 - 680	13.91	210	67,760,274.79	7.322	670	322,667.98	75.22	90.20	44.47	21.22
681 - 700	19.02	258	92,631,244.22	7.163	690	359,035.83	73.68	86.13	38.40	20.23
701 - 720	12.41	185	60,432,735.09	7.123	711	326,663.43	74.77	86.87	37.92	25.14
721 - 740	10.90	158	53,078,981.90	7.173	730	335,942.92	76.32	88.57	43.48	27.92
741 - 760	9.84	157	47,935,056.01	7.118	750	305,318.83	74.19	85.25	43.62	31.49
761 - 780	7.88	122	38,354,584.42	7.085	771	314,381.84	74.24	85.25	40.83	30.29
781 - 800	5.23	64	25,472,074.92	6.842	788	398,001.17	72.62	83.74	36.77	19.52
Greater than or equal to 801	1.53	22	7,450,644.16	6.936	806	338,665.64	68.92	75.47	48.86	23.28
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%

Non-zero Minimum: 598
Maximum: 816
Non-zero Weighted Average: 704

Original Loan-to-Value Ratios of the Mortgage Loans

Original Loan-to-Value Ratios (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Less than or equal to 50.00	3.25%	53	$15,825,994.62	6.728%	726	$298,603.67	42.52%	44.05%	80.48%	15.10%
50.01 - 55.00	2.63	24	12,819,261.54	6.717	716	534,135.90	52.71	59.21	31.09	18.21
55.01 - 60.00	4.43	55	21,572,108.87	6.810	712	392,220.16	58.15	64.45	72.06	25.60
60.01 - 65.00	7.72	80	37,617,147.11	6.986	692	470,214.34	64.16	73.76	59.72	27.53
65.01 - 70.00	9.29	157	45,227,535.55	7.168	703	288,073.47	69.15	80.33	45.67	43.04
70.01 - 75.00	9.41	108	45,830,591.56	7.273	704	424,357.33	74.15	85.71	39.36	26.08
75.01 - 80.00	60.46	946	294,453,025.85	7.283	704	311,261.13	79.82	94.45	34.47	18.05
80.01 - 85.00	0.18	3	875,781.00	8.018	730	291,927.00	85.00	85.00	100.00	100.00
85.01 - 90.00	1.48	38	7,214,751.98	7.609	689	189,861.89	89.94	89.94	69.64	51.62
90.01 - 95.00	0.88	24	4,266,716.29	7.817	717	177,779.85	94.90	94.90	68.43	30.31
95.01 - 100.00	0.27	6	1,312,286.85	7.425	702	218,714.48	99.15	99.15	36.42	35.17
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%
Minimum: 21.28
Maximum: 100.00
Weighted Average: 74.55

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Documentation Type of the Mortgage Loans

Documentation Type	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Full	8.17%	144	$39,806,923.22	6.940%	711	$276,436.97	76.65%	88.22%	N/A	21.72%
Alternate	0.46	10	2,229,836.74	6.966	685	222,983.67	76.27	86.00	N/A	21.89
Reduced with VOA	49.03	690	238,774,317.52	7.147	705	346,049.74	75.69	88.85	N/A	20.71
Reduced with VOI	0.41	6	1,982,069.20	6.805	684	330,344.87	81.51	97.88	N/A	7.20
Stated/Stated	6.75	87	32,877,549.73	7.128	708	377,902.87	71.59	78.88	100.00%	31.06
No Ratio	23.10	365	112,486,068.21	7.416	703	308,181.01	75.89	89.11	100.00	23.20
No Doc	12.09	192	58,858,436.60	7.288	701	306,554.36	67.24	76.84	100.00	28.03
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%

Loan Purpose of the Mortgage Loans

Loan Purpose	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Purchase	67.08%	1,062	$326,680,227.85	7.292%	708	$307,608.50	77.49%	92.53%	43.19%	23.78%
Rate Term Refinance	7.06	87	34,360,755.80	6.842	708	394,951.22	69.29	75.19	30.80	25.79
Cashout Refinance	25.87	345	125,974,217.57	7.082	694	365,142.66	68.35	74.94	41.72	19.84
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%

Occupancy Status of the Mortgage Loans

Occupancy Status	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Owner Occupied	69.01%	930	$336,096,095.51	7.086%	700	$361,393.65	74.89%	88.19%	38.68%	N/A
Second Home	8.09	115	39,379,548.29	7.338	721	342,430.85	72.98	83.82	54.35	N/A
Investor	22.90	449	111,539,557.42	7.522	712	248,417.72	74.06	83.47	47.34	100.00%
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%

Property Type of the Mortgage Loans

Property Type	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
PUD	22.00%	343	$107,151,910.36	7.219%	697	$312,396.24	75.76%	89.29%	46.73%	16.71%
Single Family	56.99	797	277,563,249.24	7.165	705	348,260.04	74.20	86.02	39.00	18.45
Condo (Low Rise)	9.71	202	47,298,434.70	7.348	707	234,150.67	76.53	89.59	39.95	29.18
Condo (High Rise)	1.38	22	6,716,111.83	7.292	732	305,277.81	70.71	74.76	52.18	55.38
2-Family	4.44	65	21,637,712.77	7.266	707	332,887.89	75.72	89.06	51.40	45.95
3-Family	2.62	33	12,747,910.08	7.169	713	386,300.31	69.85	81.63	56.78	54.80
4-Family	2.41	29	11,739,122.24	7.406	709	404,797.32	72.31	83.75	31.35	62.11
Cooperative	0.44	3	2,160,750.00	6.915	754	720,250.00	54.76	54.76	68.26	31.74
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Geographic Distribution of the Mortgage Loans

Location	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
California	42.88%	501	$208,834,110.13	7.096%	702	$416,834.55	74.22%	87.38%	34.35%	16.07%
Florida	10.51	202	51,167,510.08	7.394	709	253,304.51	75.14	84.74	55.80	27.71
Nevada	9.54	174	46,441,864.77	7.358	699	266,907.27	76.96	91.27	40.73	24.12
New York	5.05	42	24,608,192.98	7.098	714	585,909.36	71.22	80.57	47.77	31.97
Maryland	4.51	76	21,963,517.20	7.563	679	288,993.65	77.79	93.03	62.72	15.51
Virginia	3.59	62	17,488,945.46	7.525	689	282,079.77	79.41	93.99	46.02	20.58
Arizona	3.31	57	16,124,418.94	7.241	708	282,884.54	75.24	87.97	44.17	28.44
New Jersey	3.18	46	15,470,698.43	7.114	711	336,319.53	72.76	78.57	35.60	32.97
South Carolina	2.19	32	10,689,938.00	6.871	733	334,060.56	63.07	67.04	59.68	21.07
Texas	1.64	40	7,979,513.12	7.125	730	199,487.83	76.38	93.31	45.05	33.21
Other	13.60	262	66,246,492.11	7.215	711	252,849.21	74.18	85.50	43.53	34.93
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%

Months to Next Rate Adjustment Date of the Mortgage Loans

Months to Next Rate Adjustment	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
1	0.46%	5	$2,223,692.38	7.272%	697	$444,738.48	71.80%	95.78%	51.75%	48.25%
2	0.26	5	1,269,721.65	6.502	677	253,944.33	79.37	92.87	39.41	51.32
3	0.11	3	523,670.32	7.346	650	174,556.77	68.79	81.71	19.09	16.02
4 - 6	0.29	5	1,419,061.60	8.131	637	283,812.32	73.93	86.09	67.25	83.37
13 - 24	8.33	121	40,573,990.05	7.430	681	335,322.23	70.78	86.30	65.00	34.02
25 - 36	8.96	157	43,651,684.13	7.097	717	278,036.20	75.21	83.99	53.55	30.99
37 - 60	57.30	924	279,067,691.47	7.326	698	302,021.31	76.62	90.49	38.04	22.10
61 - 84	10.48	129	51,018,028.61	6.877	726	395,488.59	71.20	78.82	38.66	24.72
85 - 120	13.81	145	67,267,661.01	6.883	721	463,914.90	70.39	79.01	38.49	10.31
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%
Minimum: 1
Maximum: 119
Weighted Average: 62

First Periodic Rate Cap of the Mortgage Loans

First Periodic Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.751 - 1.000	0.30%	5	$1,458,773.81	7.890%	652	$291,754.76	70.31%	88.36%	21.08%	100.00%
1.751 - 2.000	5.65	98	27,528,165.07	7.059	720	280,899.64	75.52	82.53	46.62	27.41
2.751 - 3.000	10.41	156	50,695,560.80	7.340	687	324,971.54	71.28	86.00	62.58	37.00
4.501 - 4.750	0.21	1	1,000,000.00	6.000	708	1,000,000.00	62.50	62.50	0.00	0.00
4.751 - 5.000	37.90	581	184,598,330.61	7.204	707	317,725.18	74.24	86.38	38.68	24.12
5.001 - 5.250	0.09	2	425,700.00	7.250	665	212,850.00	77.91	98.96	0.00	20.88
5.751 - 6.000	45.44	651	221,308,670.93	7.196	705	339,951.88	75.50	87.85	39.74	17.70
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%
Minimum: 1.000
Maximum: 6.000
Weighted Average: 5.064

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Subsequent Periodic Rate Cap of the Mortgage Loans

Subsequent Periodic Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.751 - 1.000	39.83%	612	$193,999,705.80	7.321%	695	$316,992.98	74.41%	88.36%	42.28%	29.12%
1.751 - 2.000	60.13	881	292,830,345.42	7.129	711	332,384.05	74.62	85.69	41.73	18.80
5.751 - 6.000	0.04	1	185,150.00	8.125	0	185,150.00	95.00	95.00	0.00	0.00
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%
Minimum: 1.000
Maximum: 6.000
Weighted Average: 1.603

Lifetime Rate Cap of the Mortgage Loans

Lifetime Rate Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
1.251 - 1.500	0.06%	1	$268,000.00	8.625%	683	$268,000.00	80.00%	95.00%	0.00%	100.00%
2.751 - 3.000	0.19	2	924,950.00	6.953	708	462,475.00	65.00	67.60	10.40	10.40
4.501 - 4.750	0.21	1	1,000,000.00	6.000	708	1,000,000.00	62.50	62.50	0.00	0.00
4.751 - 5.000	39.22	599	191,018,514.16	7.187	707	318,895.68	74.22	86.21	38.14	24.59
5.751 - 6.000	59.95	887	291,945,766.46	7.218	703	329,138.41	74.82	87.24	44.74	21.63
6.251 - 6.500	0.06	1	299,200.00	7.375	710	299,200.00	80.00	100.00	0.00	0.00
6.751 - 7.000	0.32	3	1,558,770.60	7.799	686	519,590.20	74.90	86.26	41.49	68.69
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%
Minimum: 1.370
Maximum: 7.000
Weighted Average: 5.600

Gross Margin of the Mortgage Loans

Gross Margin (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.751 - 1.000	0.16%	4	$760,490.34	6.969%	656	$190,122.59	70.75%	84.34%	0.00%	0.00%
2.001 - 2.250	53.30	742	259,578,409.93	7.075	716	349,836.13	73.16	84.15	39.05	19.81
2.251 - 2.500	11.53	162	56,166,657.10	6.814	699	346,707.76	74.92	87.24	28.53	13.12
2.501 - 2.750	5.63	98	27,414,022.16	7.456	698	279,734.92	77.10	93.53	39.21	31.56
2.751 - 3.000	10.44	166	50,827,701.72	7.551	683	306,190.97	73.25	86.86	60.37	37.45
3.001 - 3.250	2.30	37	11,202,697.36	7.369	688	302,775.60	73.34	85.38	25.49	42.75
3.251 - 3.500	4.77	91	23,244,119.46	7.303	704	255,429.88	79.81	91.30	64.46	35.21
3.501 - 3.750	0.98	15	4,781,861.16	7.117	688	318,790.74	74.57	82.42	39.24	23.34
3.751 - 4.000	5.69	96	27,703,796.58	7.884	684	288,581.21	79.16	95.65	58.41	19.82
4.001 - 4.250	1.52	23	7,400,462.66	7.234	698	321,759.25	77.32	91.67	18.07	1.78
4.251 - 4.500	1.21	20	5,879,133.73	7.444	688	293,956.69	80.86	92.69	32.21	23.27
4.501 - 4.750	0.42	8	2,022,821.99	8.330	676	252,852.75	78.22	85.42	60.68	71.34
4.751 - 5.000	1.43	26	6,952,105.93	7.711	668	267,388.69	78.29	96.19	50.36	21.11
5.001 - 5.250	0.19	2	902,150.51	7.875	669	451,075.26	80.00	100.00	100.00	0.00
5.251 - 5.500	0.13	1	619,999.99	8.000	682	619,999.99	80.00	85.08	0.00	0.00
5.751 - 6.000	0.10	1	488,000.00	7.000	687	488,000.00	80.00	100.00	0.00	0.00
6.251 - 6.500	0.13	1	646,770.60	8.500	624	646,770.60	67.71	80.00	100.00	100.00
6.501 - 6.750	0.09	1	424,000.00	7.650	779	424,000.00	80.00	80.00	0.00	100.00
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%
Minimum: 1.000
Maximum: 6.650
Weighted Average: 2.690

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Minimum Mortgage Rates of the Mortgage Loans

Minimum Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.751 - 1.000	0.16%	4	$760,490.34	6.969%	656	$190,122.59	70.75%	84.34%	0.00%	0.00%
1.251 - 1.500	0.03	1	151,999.73	9.500	744	151,999.73	100.00	100.00	0.00	100.00
2.001 - 2.250	52.76	733	256,945,603.88	7.068	716	350,539.71	73.15	84.12	38.78	19.85
2.251 - 2.500	11.34	159	55,249,366.36	6.806	699	347,480.29	74.83	87.20	29.32	13.22
2.501 - 2.750	5.48	96	26,682,988.88	7.439	696	277,947.80	77.02	93.49	38.44	31.53
2.751 - 3.000	10.49	166	51,080,430.99	7.557	684	307,713.44	73.31	86.95	60.11	37.27
3.001 - 3.250	2.30	37	11,202,697.36	7.369	688	302,775.60	73.34	85.38	25.49	42.75
3.251 - 3.500	4.74	91	23,106,411.46	7.300	704	253,916.61	79.81	91.22	64.84	34.83
3.501 - 3.750	0.98	15	4,781,861.16	7.117	688	318,790.74	74.57	82.42	39.24	23.34
3.751 - 4.000	5.71	97	27,814,996.58	7.880	684	286,752.54	79.13	95.63	58.58	19.74
4.001 - 4.250	1.60	24	7,799,662.66	7.234	697	324,985.94	77.46	92.09	17.15	1.69
4.251 - 4.500	1.20	20	5,848,348.68	7.389	687	292,417.43	80.35	92.65	34.46	20.79
4.501 - 4.750	0.42	8	2,022,821.99	8.330	676	252,852.75	78.22	85.42	60.68	71.34
4.751 - 5.000	1.43	26	6,952,105.93	7.711	668	267,388.69	78.29	96.19	50.36	21.11
5.001 - 5.250	0.19	2	902,150.51	7.875	669	451,075.26	80.00	100.00	100.00	0.00
5.251 - 5.500	0.14	2	686,190.73	8.036	687	343,095.37	80.00	86.04	9.65	9.65
6.251 - 6.500	0.13	1	646,770.60	8.500	624	646,770.60	67.71	80.00	100.00	100.00
6.751 - 7.000	0.38	6	1,870,333.28	7.134	679	311,722.21	79.39	92.41	0.00	18.74
7.001 - 7.250	0.04	1	209,600.00	7.250	735	209,600.00	80.00	80.00	100.00	0.00
7.501 - 7.750	0.09	1	424,000.00	7.650	779	424,000.00	80.00	80.00	0.00	100.00
7.751 - 8.000	0.19	1	941,862.10	7.990	0	941,862.10	65.00	80.00	100.00	0.00
8.001 - 8.250	0.07	1	357,708.00	8.125	655	357,708.00	80.00	90.00	0.00	100.00
8.251 - 8.500	0.12	2	576,800.00	8.393	761	288,400.00	80.00	92.79	100.00	14.70
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%
Minimum: 1.000
Maximum: 8.500
Weighted Average: 2.731

Maximum Mortgage Rates of the Mortgage Loans

Maximum Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
9.751 - 10.000	0.23%	2	$1,096,750.00	7.303%	709	$548,375.00	68.67%	72.33%	0.00%	24.44%
10.251 - 10.500	0.10	1	480,854.35	5.500	785	480,854.35	80.00	80.00	0.00	0.00
10.501 - 10.750	0.54	4	2,627,833.61	5.866	704	656,958.40	70.90	81.57	3.66	3.66
10.751 - 11.000	0.74	8	3,617,510.00	5.923	723	452,188.75	67.97	71.96	29.06	42.84
11.001 - 11.250	1.71	24	8,341,177.79	6.228	703	347,549.07	72.02	82.74	28.39	7.63
11.251 - 11.500	3.94	54	19,204,688.70	6.450	721	355,642.38	66.63	72.52	41.99	14.24
11.501 - 11.750	5.62	76	27,371,691.44	6.664	722	360,153.83	71.91	82.57	34.93	12.20
11.751 - 12.000	8.27	121	40,294,913.06	6.813	709	333,015.81	72.54	81.97	40.13	17.67
12.001 - 12.250	5.90	88	28,757,294.19	6.987	710	326,787.43	73.76	85.91	40.43	25.16
12.251 - 12.500	9.63	152	46,918,241.62	6.927	709	308,672.64	73.73	85.72	33.14	20.89
12.501 - 12.750	10.84	162	52,788,598.39	6.942	707	325,855.55	74.48	86.86	31.14	15.19
12.751 - 13.000	14.53	222	70,777,948.78	7.160	702	318,819.59	74.35	86.85	40.79	18.36
13.001 - 13.250	11.50	149	56,018,488.04	7.287	709	375,963.01	76.26	90.04	41.46	15.90
13.251 - 13.500	8.61	133	41,941,100.34	7.651	696	315,346.62	75.90	90.40	39.49	32.21
13.501 - 13.750	6.43	93	31,308,573.84	7.749	690	336,651.33	75.18	89.84	59.20	27.76
13.751 - 14.000	6.39	103	31,114,709.21	8.050	697	302,084.56	78.55	91.53	59.49	49.57
14.001 - 14.250	1.85	37	9,004,350.39	8.213	673	243,360.82	80.02	93.39	68.04	37.86
14.251 - 14.500	1.45	29	7,040,124.78	8.462	695	242,762.92	81.89	97.59	78.27	38.35
14.501 - 14.750	0.49	13	2,403,298.99	8.592	688	184,869.15	83.36	90.82	65.74	51.43
14.751 - 15.000	0.61	9	2,980,262.37	8.950	666	331,140.26	78.89	96.64	54.77	59.60
15.001 - 15.250	0.24	5	1,155,633.09	9.204	653	231,126.62	78.47	88.29	100.00	28.18
15.251 - 15.500	0.20	3	984,105.27	8.843	637	328,035.09	71.92	84.24	81.90	100.00
15.501 - 15.750	0.16	6	787,052.97	9.669	674	131,175.50	82.23	93.89	100.00	100.00
Total/Weighted Average:	100.00%	1,494	$487,015,201.22	7.206%	704	$325,980.72	74.55%	86.76%	41.93%	22.90%
Minimum: 9.875
Maximum: 15.750
Weighted Average: 12.806

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Contacts
ARMs DESK
Contact	Phone	Fax	Email
Brett Marvin	212-667-1888	646-587-1888	bmarvin@us.nomura.com
Managing Director

Brian Murphy	212-667-1888	646-587-8960	brmurphy@us.nomura.com
Director
STRUCTURING
Contact	Phone	Fax	Email
Brian Lin	212-667-1888	646-587-9118	brianlin@us.nomura.com
Director

Tei Onaka	212-667-1888	646-587-9899	tonaka@us.nomura.com
Assistant Vice President
COLLATERAL
Contact	Phone	Fax	Email
Su Kim	212-667-1888	646-587-8618	skim@us.nomura.com
Assistant Vice President

TRANSACTION MANAGEMENT
Contact	Phone	Fax	Email
John Graham	212-667-2376	646-587-9592	jgraham@us.nomura.com
Managing Director

Timothy P.F. Crowley	212-667-2253	646-587-8942	tcrowley@us.nomura.com
Vice President

Kara Stairiker	212-667-9701	646-587-9701	kstairiker@us.nomura.com